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CUSIP: 361969108                                                     Page 5 of 6

                                    EXHIBIT I

Item 7

      (a)    X    Broker or dealer registered under Section 15 of the Act.

      (g)    X    Parent Holding Company, in accordance with Rule 13d-1 (b) (ii)
                  (g).